Exhibit 99.1

For immediate release

Beyond Meat® Reports First Quarter 2025 Financial Results

Company Reports Net Revenues Decline, Operating Expenses Reduction

Announces $100 Million New Senior Secured Financing from Ahimsa Foundation Affiliate

EL SEGUNDO, Calif. — May 7, 2025 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or the “Company”), a leader in plant-based meat, today reported financial results for its first quarter ended March 29, 2025. The Company also announced a $100 million new senior secured financing.

First Quarter 2025 Financial Highlights1

•	Net revenues were $68.7 million, a decrease of 9.1% year-over-year.

•	Gross profit was a loss of $1.1 million, or gross margin of -1.5%, compared to gross profit of $3.7 million, or gross margin of 4.9%, in the year-ago period.

•

Gross profit and gross margin included $4.3 million in non-cash charges arising from specific strategic decisions to increase inventory provision for certain inventory items, and $0.9 million in expenses related to the suspension of the Company’s operational activities in China.

•	Loss from operations was $56.2 million, or operating margin of -81.8%, compared to loss from operations of $53.5 million, or operating margin of -70.7%, in the year-ago period.

[1]

This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

•

Loss from operations included the following charges recorded in operating expenses: $4.6 million in incremental legal fees associated with arbitration proceedings related to a previously-disclosed contractual dispute with a former co-manufacturer; $1.3 million in non-cash charges arising from specific strategic decisions to increase inventory provision for donation of certain inventory items; and $1.2 million in expenses related to the suspension of our operational activities in China.

•	Net loss was $52.9 million, or $0.69 per common share, compared to net loss of $54.4 million, or $0.84 per common share, in the year-ago period.

•

Net loss in aggregate included $12.3 million in expenses related to legal expenses, incremental inventory provision tied to specific strategic decisions, and expenses related to the suspension of our operating activities in China.

•	Adjusted EBITDA was a loss of $42.3 million, or -61.6% of net revenues, compared to an Adjusted EBITDA loss of $32.9 million, or -43.5% of net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, “As the first quarter of 2025 progressed to a close, we saw a slowdown in consumption as the uncertain macroeconomic environment likely exacerbated category challenges. Nevertheless, we drove year-over-year reductions in operating expenses, notwithstanding the impact of certain transitory items, to partially offset disappointing net revenues and gross profit.”

Brown continued, “In response to this interruption in our recovery, we are doubling down on cost-savings initiatives in support of our goal of achieving run-rate EBITDA-positive operations by year-end 2026. Further, we are pleased to announce that we have secured a $100 million new senior secured financing, as part of our ongoing efforts to address our balance sheet.”

Company Announces $100 Million New Senior Secured Financing from Ahimsa Foundation Affiliate

The Company today announced it has successfully closed on a financing facility providing up to $100 million in new senior secured debt from Unprocessed Foods, LLC, an affiliate of the Ahimsa Foundation, a non-profit organization focused on advocating for plant-based diets.

Further information can be obtained from today’s press release, and complete terms of the transaction will be disclosed in a Form 8-K to be filed by the Company with the SEC.

The Company is continuing to evaluate potential transactions to address its existing convertible notes prior to their maturity in 2027. For additional information on the notes, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 5, 2025.

First Quarter 2025

Net revenues decreased 9.1% to $68.7 million in the first quarter of 2025, compared to $75.6 million in the year-ago period. The decrease in net revenues was primarily driven by an 11.2% decrease in volume of products sold, partially offset by a 2.4% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand in the U.S. retail and foodservice channels, which management believes was exacerbated by economic uncertainty and other macroeconomic trends during the quarter. The increase in net revenue per pound was primarily driven by lower trade discounts and price increases of certain of our products, partially offset by changes in product sales mix and unfavorable changes in foreign currency exchange rates.

U.S. retail channel net revenues decreased 15.4% to $31.4 million in the first quarter of 2025, compared to $37.1 million in the year-ago period. The decrease in net revenues was primarily driven by a 23.2% decrease in volume of products sold, partially offset by a 10.0% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand. The increase in net revenue per pound was primarily driven by lower trade discounts and price increases of certain of our products, partially offset by changes in product sales mix. U.S. retail channel net revenues included no ingredient sales in the quarter, compared to $1.6 million from ingredient sales in the year-ago period.

U.S. foodservice channel net revenues decreased 23.5% to $9.4 million in the first quarter of 2025, compared to $12.3 million in the year-ago period. The decrease in net revenues was primarily driven by a 22.0% decrease in volume of products sold, and a 2.0% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand and lower burger sales to a Quick Service Restaurant (“QSR”) customer. The decrease in net revenue per pound was primarily driven by higher trade discounts and changes in product sales mix, partially offset by price increases of certain of our products.

International retail channel net revenues increased 0.8% to $12.7 million in the first quarter of 2025, compared to $12.6 million in the year-ago period. The increase in net revenues was primarily driven by a 10.3% increase in net revenue per pound, partially offset by an 8.6% decrease in volume of products sold. The increase in net revenue per pound was primarily driven by changes in product sales mix and lower trade discounts, partially offset by unfavorable changes in foreign currency exchange rates and price decreases of certain of our products. The decrease in volume of products sold was primarily due to lower sales of the Company’s ground beef products.

International foodservice channel net revenues increased 12.1% to $15.3 million in the first quarter of 2025, compared to $13.6 million in the year-ago period. The increase in net revenues was primarily driven by a 13.5% increase in volume of products sold, partially offset by a 1.2% decrease in net revenue per pound. The increase in volume of products sold was primarily due to increased sales of chicken products to a QSR customer. The decrease in net revenue per pound was primarily driven by changes in product sales mix and unfavorable changes in foreign currency exchange rates, partially offset by lower trade discounts and price increases of certain of our products.

Net revenues by channel (unaudited):

The following table presents the Company’s net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	March 29, 2025	March 30, 2024	Amount	%
U.S.:
Retail	$31,360	$37,088	$(5,728)	(15.4)%
Foodservice	9,413	12,304	(2,891)	(23.5)%

U.S. net revenues	40,773	49,392	(8,619)	(17.5)%

International:
Retail	12,682	12,578	104	0.8%
Foodservice	15,276	13,633	1,643	12.1%

International net revenues	27,958	26,211	1,747	6.7%

Net revenues	$68,731	$75,603	$(6,872)	(9.1)%

Volume of products sold by channel (unaudited):

The following table presents consolidated volume of the Company’s products sold in pounds for the periods presented:

	Three Months Ended		Change
(in thousands)	March 29, 2025	March 30, 2024	Amount	%
U.S.:
Retail	5,740	7,470	(1,730)	(23.2)%
Foodservice	1,578	2,022	(444)	(22.0)%
International:
Retail	2,664	2,914	(250)	(8.6)%
Foodservice	4,724	4,163	561	13.5%

Volume of products sold	14,706	16,569	(1,863)	(11.2)%

Gross profit in the first quarter of 2025 was a loss of $1.1 million, or gross margin of -1.5%, compared to gross profit of $3.7 million, or gross margin of 4.9%, in the year-ago period. Gross profit and gross margin in the first quarter of 2025 included $4.3 million in non-cash charges arising from specific strategic decisions to increase inventory provision for certain inventory items, and $0.9 million in expenses related to the suspension of the Company’s operational activities in China, summarized in the table below. Additionally, gross profit and gross margin in the first quarter of 2025 were negatively impacted by increased cost of goods sold per pound, primarily reflecting decreased volume of products sold, partially offset by increased net revenue per pound. The increase in cost of goods sold per pound primarily reflected higher inventory provision and higher manufacturing costs, including depreciation, partially offset by lower materials costs and lower logistics costs.

Operating expenses were $55.1 million in the first quarter of 2025, compared to $57.1 million in the year-ago period. Operating expenses in the first quarter of 2025 included $4.6 million in incremental legal fees associated with arbitration proceedings related to a contractual dispute with a former co-manufacturer, $1.3 million in non-cash charges arising from specific strategic decisions to increase inventory provision for donation of certain inventory items, and $1.2 million in expenses related to the suspension of our operational activities in China, summarized in the table below. The decrease in operating expenses compared to the first quarter of 2024 was primarily driven by reduced general and administrative expenses, reduced commercialization expenses and reduced selling expenses. General and administrative expenses in the year-ago period included a $7.5 million accrual related to a binding settlement term sheet entered into on May 6, 2024 in connection with the settlement of certain consumer class action lawsuits that originated in 2022.

Loss from operations in the first quarter of 2025 was $56.2 million, compared to $53.5 million in the year-ago period. The increase in loss from operations was driven by the reduction in gross profit, partially offset by the decrease in operating expenses.

The following table summarizes certain charges arising from recent specific strategic decisions recorded in the Company’s consolidated statement of operations for the three months ended March 29, 2025 (unaudited):

(in thousands)
Charges recorded in cost of goods sold
Incremental provision for excess and obsolete inventory arising from strategic decisions	$4,283
Expenses related to suspension of operational activities in China	897

Total charges recorded in cost of goods sold	$5,180

Charges recorded in operating expenses
Legal expenses related to contractual dispute with former co-manufacturer	$4,647
Incremental provision for donation of excess inventory arising from strategic decisions	1,319
Expenses related to suspension of operational activities in China	1,186

Total charges recorded in operating expenses	$7,152

Total	$12,332

Total other income, net, was $3.3 million in the first quarter of 2025, compared to total other expense, net, of $0.9 million in the year-ago period. The increase in total other income, net, was primarily due to an increase in net realized and unrealized foreign currency transaction gains.

Net loss was $52.9 million in the first quarter of 2025, compared to $54.4 million in the year-ago period. Net loss per common share was $0.69 in the first quarter of 2025, compared to $0.84 in the year-ago period. The decrease in net loss in the first quarter of 2025 was primarily driven by the increase in total other income, net, partially offset by the increase in loss from operations.

Adjusted EBITDA was a loss of $42.3 million, or -61.6% of net revenues, in the first quarter of 2025, compared to an Adjusted EBITDA loss of $32.9 million, or -43.5% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $115.8 million and total outstanding debt was $1.1 billion as of March 29, 2025. Net cash used in operating activities was $26.1 million in the three months ended March 29, 2025, compared to $31.8 million in the year-ago period. Capital expenditures totaled $4.5 million in the three months ended March 29, 2025, compared to $1.2 million in the year-ago period. Net cash used in investing activities was $4.1 million in the three months ended March 29, 2025, compared to $0.3 million in the year-ago period. Net cash used in financing activities was $0.6 million in the quarter ended March 29, 2025, compared to $0.9 million in the year-ago period.

The Company has no near-term debt maturities. In line with its strategic priorities for 2025, the Company continues to focus on strengthening its balance sheet for the long-term, including addressing its existing convertible notes prior to maturity in 2027.

2025 Outlook

The Company is experiencing an elevated level of uncertainty within its operating environment, which management believes could have unforeseen impacts on the Company’s actual realized results. In light of this uncertainty, the Company is withdrawing its previous outlook for the full year 2025 and limiting its revised outlook to the following:

•	In the second quarter of 2025, net revenues are expected to be in the range of $80 million to $85 million.

Conference Call and Webcast

The Company will host a conference call today to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its second quarter 2025 outlook.

Forward-looking statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures and capital requirements; our ability to obtain additional equity or debt financing, including the terms of any such financing, and our ability to bolster and restructure our balance sheet; the availability of our “at the market” program; risks related to our significant debt, including our ability to repay our indebtedness, limitations on our cash flows from operating activities and our ability to satisfy our obligations under our convertible senior notes (the “Notes”) and under the new financing commitment discussed in this release; our ability to refinance the Notes; our ability to raise the funds necessary to repurchase the Notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; the significant dilution to existing stockholders that will result if we exchange any portion of our outstanding Notes for equity or otherwise issue additional shares of common stock; provisions in the indenture governing the Notes delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the Notes; a further decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category, including the exacerbation of weakness in the category by macroeconomic trends; the impact of general economic conditions in the U.S. and international markets on us, our customers, our suppliers, our vendors and consumers, including concerns related to high inflation, geopolitical and economic uncertainty and instability and a potential recession, and the effects of those conditions on consumer spending; the impact of adverse and uncertain political conditions in the U.S. and international markets, including conditions resulting from the changes in the administration in the United States, such as greater restrictions on free trade through significant increases in tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the United States and increased uncertainty surrounding international trade policy and regulations, trade wars, including through the implementation of retaliatory tariffs or related counter-measures, and the negative effects of anti-American sentiment; risks and uncertainties related to identifying and executing certain cost-reduction initiatives, cost structure improvements, workforce reductions and executive leadership changes, and the timing and success of reducing operating expenses and achieving and/or sustaining our profitability and financial performance objectives; the timing and success of narrowing our commercial focus to certain anticipated growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our review of our global operations initiated in November 2023 (“Global Operations Review”); changes to our pricing architecture within certain channels; cash-accretive inventory reduction initiatives; and further cost-reduction initiatives; our ability to successfully execute our Global Operations Review and any resulting strategic plans, including the exit or discontinuation of select product lines such as Beyond Meat Jerky; the impact of non-cash charges such as provision for excess and obsolete inventory and potential additional impairment charges, write-offs, disposals and accelerated depreciation of fixed assets, and losses on sale and write-down of fixed assets; further optimization of our manufacturing capacity and real estate footprint; planned and future reductions in our workforce; and the suspension of our operational activities in China in the first quarter of 2025; matters relating to our El Segundo Campus and Innovation Center (“Campus Headquarters”) including, without limitation, the ability to meet our obligations under our Campus Headquarters lease (“Campus Lease”), the timing of occupancy and completion of the build-out of our remaining space, any cost overruns or delays, the unavailability of the tenant improvement allowance to pay for the build-out of our remaining space, the impact of workforce reductions or other cost-reduction initiatives on our space demands, and the timing and success of subleasing, assigning or otherwise transferring excess space or negotiating a partial lease termination at our Campus Headquarters on terms advantageous to us or at all, including any potential impairment charges that may result; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, or risks related to excess space capacity under our leases due to workforce reductions or other cost-reduction initiatives; the impact of inflation and higher interest rates across the economy and on consumer behavior, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to potential recessionary and inflationary pressures; our inability to properly manage and ultimately sell our inventory in a timely manner, which has in the past and could in the future require us to sell our products through liquidation channels at lower prices, write-down or write-off obsolete inventory, or increase inventory provision; any future impairment charges, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results, weakness in the economic environment, changes in market conditions, declines in our market capitalization, failure to sublease, assign or otherwise transfer excess space or negotiate a partial lease termination at our Campus Headquarters on terms advantageous to us or at all, and the suspension of our operational activities in China in the first quarter of 2025; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products, such as our Beyond Chicken Pieces, Beyond Sun Sausage and Beyond Steak lines, and improve existing products such as our Beyond IV platform, including in new geographic markets; the effects of competitive activity from our market competitors and new market entrants; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, the impact of tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the U.S., and the impact of cyber incidents at suppliers and vendors; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the continued implementation of significant cost cutting measures such as further downsizing and exiting certain operations, including product lines, domestically and/or abroad; the impact of uncertainty as a result of doing business internationally, including as a result of the suspension of our operational activities in China in the first quarter of 2025; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions or the outbreak of hostilities or war—for example, the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of planned new products or recently launched products, including Beyond Chicken Pieces, Beyond Steak, Beyond IV and Beyond Sun Sausage; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the timing and success of planned new products or recently launched products, such as Beyond Chicken Pieces, Beyond Steak, Beyond IV and Beyond Sun Sausage, in increasing revenues and market share; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of planned new products or recently launched products such as Beyond Chicken Pieces, Beyond Steak, Beyond IV and Beyond Sun Sausage; the timing and success of strategic Quick Service Restaurant partnership launches and limited time offerings resulting in permanent menu items; the outcomes of, and costs related to, legal or administrative proceedings, or new legal or administrative proceedings filed against us; foreign currency exchange rate fluctuations; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market growth; our ability to effectively optimize our manufacturing and production capacity, and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased cost of goods sold per unit, underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines, and/or the write-down or write-off of certain equipment and other fixed assets and impairment charges, all of which could negatively impact gross margin; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally, increased competition, and the impact of broader macroeconomic conditions and market uncertainty; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays, shelf reset activities, and planned price increases in certain channels as a result of tariffs or otherwise; customer and distributor changes and buying patterns, such as reductions in targeted inventory levels; and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture within certain channels, our ability to pass on price increases in full or at all including due to the impact of tariffs and macroeconomic conditions, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics (such as the

COVID-19 pandemic), epidemics or other public health crises, or fear of such crises; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, vendors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources and avocado oil sources used for our products; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs, including due to the impact of tariffs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost-effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel, and our ability to maintain our company culture; the effects of organizational changes including reductions-in-force and realignment of reporting structures; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; changes in laws and government regulation, and their enforcement, affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling, packaging or naming of our products, including requirements regarding nutrient content claims, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, vendors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers, vendors and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-compliance on our operations, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance practices; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 to be filed with the SEC, as well as other factors described from time to time in the Company’s filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads and LinkedIn. The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts

Media:

Shira Zackai

shira.zackai@beyondmeat.com

Investors:

Raphael Gross

beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net revenues	$68,731	$75,603
Cost of goods sold	69,796	71,935

Gross (loss) profit	(1,065)	3,668

Research and development expenses	7,462	9,860
Selling, general and administrative expenses	47,672	47,282

Total operating expenses	55,134	57,142

Loss from operations	(56,199)	(53,474)

Other income (expense), net:
Interest expense	(1,024)	(1,015)
Other, net	4,318	123

Total other income (expense), net	3,294	(892)

Loss before taxes	(52,905)	(54,366)
Income tax expense	—	2
Equity in losses (income) of unconsolidated joint venture	11	(7)

Net loss	$(52,916)	$(54,361)

Net loss per share available to common stockholders—basic and diluted	$(0.69)	$(0.84)

Weighted average common shares outstanding—basic and diluted	76,194,916	64,702,249

BEYOND MEAT, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(unaudited)

	March 29, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$102,143	$131,913
Restricted cash, current	1,083	1,041
Accounts receivable, net	33,267	26,862
Inventory	100,068	113,444
Prepaid expenses and other current assets	19,135	11,332
Assets held for sale	1,576	1,864

Total current assets	257,272	286,456

Restricted cash, non-current	12,600	12,600
Property, plant, and equipment, net	180,781	184,887
Operating lease right-of-use assets	121,131	123,975
Prepaid lease costs, non-current	69,814	68,005
Other non-current assets, net	643	622
Investment in unconsolidated joint venture	1,589	1,601

Total assets	$643,830	$678,146

Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$50,512	$37,571
Current portion of operating lease liabilities	3,941	4,125
Accrued expenses and other current liabilities	14,199	12,507
Accrued litigation settlement	7,250	7,250

Total current liabilities	$75,902	$61,453

Long-term liabilities:
Convertible senior notes, net	$1,142,459	$1,141,476
Operating lease liabilities, net of current portion	72,147	73,613
Finance lease obligations and other long term liabilities	2,853	2,812

Total long-term liabilities	$1,217,459	$1,217,901
Commitments and contingencies
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(unaudited)

	March 29, 2025	December 31, 2024
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 76,408,877 shares and 76,065,969 shares issued and outstanding at March 29, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	649,637	644,004
Accumulated deficit	(1,294,447)	(1,241,531)
Accumulated other comprehensive loss	(4,729)	(3,689)

Total stockholders’ deficit	$(649,531)	$(601,208)

Total liabilities and stockholders’ deficit	$643,830	$678,146

(concluded)

BEYOND MEAT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net loss	$(52,916)	$(54,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,416	6,969
Non-cash lease expense	2,079	2,074
Share-based compensation expense	5,853	6,075
Loss on sale and write-down of fixed assets	98	183
Amortization of debt issuance costs	984	984
Equity in losses (income) of unconsolidated joint venture	11	(7)
Unrealized (gains) losses on foreign currency transactions	(3,571)	2,173
Net change in operating assets and liabilities:
Accounts receivable	(6,038)	(4,143)
Inventories	14,113	7,162
Prepaid expenses and other current assets	(4,425)	410
Accounts payable	13,976	214
Accrued expenses and other current liabilities	(1,031)	2,953
Prepaid lease costs, non-current	(1,768)	(1,669)
Operating lease liabilities	(927)	(822)

Net cash used in operating activities	$(26,146)	$(31,805)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(4,485)	$(1,197)
Proceeds from sale of fixed assets	348	429
Return of security deposits	—	466

Net cash used in investing activities	$(4,137)	$(302)

(continued on the next page)
Cash flows from financing activities:
Debt issuance costs	(125)	—
Principal payments under finance lease obligations	(244)	(511)
Proceeds from exercise of stock options	—	5
Payments of minimum withholding taxes on net share settlement of equity awards	(220)	(435)

Net cash used in financing activities	$(589)	$(941)
Net decrease in cash, cash equivalents and restricted cash	(30,872)	(33,048)
Cash, cash equivalents and restricted cash at the beginning of the period	145,554	205,935
Effect of exchange rate changes on cash	1,144	597

Cash, cash equivalents and restricted cash at the end of the period	$115,826	$173,484

BEYOND MEAT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$2
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$1,531	$809
Operating lease right-of-use assets obtained in exchange for lease liabilities	$—	$1,034
Reclassification of pre-paid lease costs to operating lease right-of-use assets	$—	$39
Non-cash addition to financing leases	$136	$4,425
(concluded)

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.

“Adjusted operating margin” is defined as Adjusted loss from operations divided by net revenues.

“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s normal business activities.

“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the number of diluted common shares outstanding.

We consider Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, share-based compensation expense, non-cash charges related to suspension of our operational activities in China, accrued litigation settlement costs and Other, net, including interest income, and foreign currency transaction gains and losses.

“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.

There are a number of limitations related to the use of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:

•

Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;

•

Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues do not reflect accrued litigation settlement costs which reduce cash available to us;

•

Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;

•	Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•	Adjusted EBITDA does not reflect Other, net, including interest income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and

•

other companies, including companies in our industry, may calculate Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues differently, which reduces their usefulness as comparative measures.

The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, operating margin, net loss and net loss per share available to common stockholders—basic and diluted, respectively, each as reported (unaudited):

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024

Loss from operations, as reported	$(56,199)	$(53,474)
Non-cash charges related to suspension of operational activities in China	2,083	—
Accrued litigation settlement costs	—	7,500

Adjusted loss from operations	$(54,116)	$(45,974)

Loss from operations as a % of net revenues	(81.8)%	(70.7)%
Adjusted operating margin	(78.7)%	(60.8)%

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024

Net loss, as reported	$(52,916)	$(54,361)
Non-cash charges related to suspension of operational activities in China	$2,083	—
Accrued litigation settlement costs	$—	$7,500

Adjusted net loss	$(50,833)	$(46,861)

	Three Months Ended
(in thousands, except share and per share amounts)	March 29, 2025	March 30, 2024

Numerator:
Net loss, as reported	$(52,916)	$(54,361)
Non-cash charges related to suspension of operational activities in China	2,083	—
Accrued litigation settlement costs	—	7,500

Adjusted net loss used in computing Adjusted net loss per diluted common share	$(50,833)	$(46,861)

Denominator:
Weighted average shares used in computing Adjusted net loss per common share	76,194,916	64,702,249

Adjusted net loss per diluted common share	$(0.67)	$(0.72)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net loss per share available to common stockholders—basic and diluted, as reported	$(0.69)	$(0.84)
Non-cash charges related to suspension of operational activities in China	0.02	—
Accrued litigation settlement costs	—	0.12

Adjusted net loss per diluted common share	$(0.67)	$(0.72)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024
Net loss, as reported	$(52,916)	$(54,361)
Income tax expense	—	2
Interest expense	1,024	1,015
Depreciation and amortization expense(1)	5,945	6,969
Share-based compensation expense	5,853	6,075
Non-cash charges related to suspension of operational activities in China(2)	2,083	—
Accrued litigation settlement costs	—	7,500
Other, net(3)(4)	(4,318)	(123)

Adjusted EBITDA	$(42,329)	$(32,923)

Net loss as a % of net revenues	(77.0)%	(71.9)%
Adjusted EBITDA as a % of net revenues	(61.6)%	(43.5)%

(1)	Excludes $1.5 million in accelerated depreciation related to suspension of operational activities in China in the three months ended March 29, 2025.
(2)	Accelerated depreciation and asset write-offs related to suspension of operational activities in China in the three months ended March 29, 2025.
(3)	Includes $3.5 million and $(2.3) million in net realized and unrealized foreign currency transaction gains (losses) in the three months ended March 29, 2025 and March 30, 2024, respectively.
(4)

Includes $0.9 million and $2.0 million in interest income in the three months ended March 29, 2025 and March 30, 2024, respectively. Includes $0.5 million in subsidies received from the Jiaxing Economic Development Zone Finance Bureau related to our investment in our subsidiary, Beyond Meat (Jiaxing) Food Co., Ltd, in the three months ended March 30, 2024.